SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED April 24, 1998
(To Prospectus dated March 18, 1998)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



               Mortgage Pass-Through Certificates, Series 1998-7


The Class A-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.




                          The Class A-1 Certificates

o This supplement relates to the offering of the Class A-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class A-1 certificates. Additional information is contained in the prospectus supplement dated April 24, 1998 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated March 18, 1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the May 25, 2000, the class certificate balance of the Class A-1 certificates was approximately $78,538,500.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 9, 2000

                               THE MORTGAGE POOL

         As of May 1, 2000 (the "Reference Date"), the Mortgage Pool included approximately 751 Mortgage Loans having an aggregate Stated Principal Balance of approximately $240,102,217.18.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                          As of
                                                                                       May 1, 2000
Total Number of Mortgage Loans...................................................          751
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................         1.20
         60-90 days..............................................................         0.00
         91 days or more (excluding pending foreclosures)........................         0.13
                                                                                          ----
         Total Delinquencies.....................................................         1.33
                                                                                          ====
Foreclosures Pending.............................................................         0.13
                                                                                          ----
Total Delinquencies and foreclosures pending.....................................         1.46
                                                                                          ====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO loan.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999 and to approximately $16.801 billion at February 29, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                       At February 28, (29),
                                                   ---------------------------------------------------------------
                                                       1997            1998            1999             2000
                                                       ----            ----            ----             ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End:

         30-59 days..............................       0.65%         1.08%           1.03%            1.37%
         60-89 days..............................       0.15          0.16            0.18              .022
         90 days or more (excluding pending
              foreclosures)......................       0.16          0.16            0.12             0.16
                                                        ----          ----            ----             ----
         Total of delinquencies..................       0.96%         1.40%           1.33%            1.73
                                                        ====          ====            ====             ====
Foreclosures pending.............................       0.17%         0.17%           0.14%            0.36
                                                        ====          ====            ====             ====
Total delinquencies and foreclosures pending.....       1.13%         1.57%           1.47%            1.99
                                                        ====          ====            ====             ====
Net Gains/(Losses) on liquidated loans (1) ......  ($2,812,000)   ($2,662,000)    ($3,704,605)     (3,076,240)
Percentage of Net Gains/(Losses) on liquidated
     loans (1)(2) ...............................      (0.032)%      (0.024)%        (0.028)%         (0.0017)%
Percentage of Net Gains/(Losses) on liquidated
     loans (based on average outstanding
     principal balance)(1) ......................      (0.033)%      (0.027)%        (0.028)%         (0.0018)%


-----------------

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, on all mortgage loans serviced or master serviced by the Master Servicer. Such mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the Mortgage Loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of such experience of the Mortgage Loans. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $158.6 billion at February 28, 1997, to approximately $182.9 billion at February 28, 1998, to approximately $215.5 billion at February 28, 1999, to approximately $249.0 billion at February 29, 2000.


                                                                    At February 28, (29),
                                                   ---------------------------------------------------------
                                                       1997            1998           1999         2000
                                                       ----            ----           ----         ----
Delinquent Mortgage Loans and Pending
     Foreclosures at Period End(1):
         30-59 days..............................      2.26%          2.68%           3.05%         3.40%
         60-89 days..............................      0.52           0.58            0.21          0.25
         90 days or more (excluding pending
              foreclosures)......................      0.66           0.65            0.29          0.32
                                                       ----           ----            ----          ----
         Total of delinquencies..................      3.44%          3.91%           3.55%         3.97%
                                                       ====           ====            ====          ====
         Foreclosures pending....................      0.71%          0.45%           0.31%         0.39%
                                                       ====           ====            ====          ====
         Total delinquencies and foreclosures
              pending............................      4.15%          4.36%           3.86%         4.36%
                                                       ====           ====            ====          ====

--------------
(1) Including loans subserviced for others.


                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

         The Class A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

         As of May 25, 2000 (the "Certificate Date"), the Class Certificate Balance of the Class A-1 Certificates was approximately $78,538,500 evidencing a beneficial ownership interest of approximately 32.71% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $223,930,086 and evidenced in the aggregate a beneficial ownership interest of approximately 93.26% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $16,172,132 and evidenced in the aggregate a beneficial ownership interest of approximately 6.74% in the Trust Fund. For additional information with respect to the Class A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans consist of two Mortgage Loans with the following characteristics:



                                                                            Original Term to       Remaining Term to
   Principal Balance         Mortgage Rate           Net Mortgage Rate     Maturity (in months)    Maturity (in months)

    $224,342,004.29          7.5352865060%             7.2634153450%               357                    356

     $15,760,212.89          6.9275888350%             6.6685888350%               358                     352


(ii) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (iii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (viii) the Class Certificate Balance of the Class A-1 Certificates is $78,538,499.66 (ix) interest accrues on the Class A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (x) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (xi) the closing date of the sale of the Class A-1 Certificates is June 9, 2000, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination", and (xiv) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 275% SPA assumes prepayment rates will be 0.55% per annum in month one, 1.1% per annum in month two, and increasing by 0.55% in each succeeding month until reaching a rate of 16.5% per annum in month 30 and remaining constant at 16.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                     Class A-1
                                                Percentages of SPA
                                     -----------------------------------------
          Distribution Date          0%      100%      275%      400%     500%
          -----------------          --      ----      ----      ----     ----
Initial Percent..................    52        52       51        50       50
June 25, 2001....................    51        45       33        25       19
June 25, 2002....................    50        38       18         6        0
June 25, 2003....................    48        31        6         0        0
June 25, 2004....................    47        26        0         0        0
June 25, 2005....................    46        21        0         0        0
June 25, 2006....................    44        16        0         0        0
June 25, 2007....................    42        12        0         0        0
June 25, 2008....................    41         9        0         0        0
June 25, 2009....................    39         6        0         0        0
June 25, 2010....................    37         3        0         0        0
June 25, 2011....................    35         0        0         0        0
June 25, 2012....................    33         0        0         0        0
June 25, 2013....................    31         0        0         0        0
June 25, 2014....................    28         0        0         0        0
June 25, 2015....................    25         0        0         0        0
June 25, 2016....................    22         0        0         0        0
June 25, 2017....................    19         0        0         0        0
June 25, 2018....................    16         0        0         0        0
June 25, 2019....................    12         0        0         0        0
June 25, 2020....................     8         0        0         0        0
June 25, 2021....................     4         0        0         0        0
June 25, 2022....................     0         0        0         0        0
June 25, 2023....................     0         0        0         0        0
June 25, 2024....................     0         0        0         0        0
June 25, 2025....................     0         0        0         0        0
June 25, 2026....................     0         0        0         0        0
June 25, 2027....................     0         0        0         0        0
June 25, 2028....................     0         0        0         0        0
                                      -         -        -         -        -
Weighted Average Life (years) **.   13.6       4.6      1.7       1.1     1.0


--------------------------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,071,470 and $121,369 and $5,305,370, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class A-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

         The Class A-1 Certificates are currently rated "AAA" by Fitch IBCA, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                EXHIBIT 1

===========================================================================
                            Mortgage Rates(1)
===========================================================================
                                                                 Percent of
                           Number of      Aggregate Principal     Mortgage
Mortgage Rate (%)        Mortgage Loans   Balance Outstanding       Loans
===========================================================================

6.500                          1              $582,814.86           0.24%
6.625                          1                98,423.04           0.04%
6.750                          5             1,295,303.83           0.54%
6.875                         12             3,912,586.77           1.63%
7.000                         32             9,871,084.39           4.11%
7.125                         32            10,628,104.58           4.43%
7.250                        103            32,813,268.38          13.67%
7.375                        125            39,521,755.10          16.46%
7.500                        167            53,835,376.31          22.42%
7.625                        115            37,061,443.44          15.44%
7.750                         91            29,726,903.68          12.38%
7.875                         37            12,060,022.24           5.02%
8.000                         17             4,816,811.55           2.01%
8.125                          5             1,486,107.42           0.62%
8.250                          5             1,449,558.96           0.60%
8.375                          1               299,350.11           0.12%
8.875                          2               643,302.52           0.27%
--------------------------------------------------------------------------
                 Total       751          $240,102,217.18         100.00%
==========================================================================

(1) The Lender PMI Mortgage Loans are shown at the Mortgage Rates net of the interest premium charged by the related lenders. As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is approximately 7.483%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.495% per annum.

                       Original Loan-to-Value Ratios(1)

                                                                   Percent of
  Original Loan-to-Value     Number of      Aggregate Principal     Mortgage
        Ratios(%)          Mortgage Loans   Balance Outstanding       Pool
=============================================================================
50.00 and below                 44             $14,280,034.96        5.95%
 50.01 to 55.00                 18               6,823,954.02        2.84%
 55.01 to 60.00                 30              12,291,887.24        5.12%
 60.01 to 65.00                 29               9,937,581.47        4.14%
 65.01 to 70.00                 59              18,379,201.15        7.65%
 70.01 to 75.00                106              35,772,722.26       14.90%
 75.01 to 80.00                371             116,951,488.60       48.71%
 80.01 to 85.00                 18               5,300,059.25        2.21%
 85.01 to 90.00                 47              12,861,486.37        5.36%
 90.01 to 95.00                 29               7,503,801.86        3.13%
-----------------------------------------------------------------------------
                 Total         751            $240,102,217.18      100.00%
=============================================================================
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.31%.




                     Current Mortgage Loan Principal Balances(1)
==================================================================================
                                 Number of
     Current Mortgage             ortgage     Aggregate Principal     Percent of
       Loan Amounts               Loans       Balance Outstanding    Mortgage Pool
==================================================================================
       $0   --     $50,000          7                 $0.00             0.00%
   $50,001  --    $100,000          5            401,067.01             0.17%
  $100,001  --    $150,000          6            764,178.33             0.32%
  $150,001  --    $200,000          2            387,556.72             0.16%
  $200,001  --    $250,000        129         30,566,126.00            12.73%
  $250,001  --    $300,000        271         74,416,501.64            30.99%
  $300,001  --    $350,000        145         46,807,088.38            19.49%
  $350,001  --    $400,000         64         24,052,073.59            10.02%
  $400,001  --    $450,000         50         21,227,100.56             8.84%
  $450,001  --    $500,000         23         10,893,690.86             4.54%
  $500,001  --    $550,000         16          8,458,004.12             3.52%
  $550,001  --    $600,000         12          6,958,898.45             2.90%
  $600,001  --    $650,000         10          6,294,631.63             2.62%
  $650,001  --    $750,000          6          4,231,137.48             1.76%
  $750,001  --  $1,000,000          4          3,254,207.09             1.36%
 $1,000,001 --  $1,500,000          1          1,389,955.32             0.58%
----------------------------------------------------------------------------------
                      Total       751       $240,102,217.18           100.00%
==================================================================================
(1)  As of the Reference Date, the average current Mortgage Loan principal balance is approximately $319,710.01.





                      Documentation Program for Mortgage Loans

                              Number of
                               Mortgage        Aggregate Principal       Percent of
        Type of Program         Loans           Balance Outstanding     Mortgage Pool
------------------------------------------------------------------------------------
Full                              383            $124,320,208.70            51.78%

Alternative                       233              73,128,894.33           30.46%

Reduced                           128              40,207,393.60           16.75%

No Income No Asset                  4               1,169,571.91            0.49%

Streamlined                         3               1,276,148.64            0.53%
-----------------------------------------------------------------------------------
                     Total        751           $ 240,102,217.18          100.00%
===================================================================================



                             Type of Mortgaged Property


                              Number of
                               Mortgage        Aggregate Principal       Percent of
        Property Type           Loans           Balance Outstanding     Mortgage Pool
------------------------------------------------------------------------------------
Single Family                     563            $182,571,116.65            76.04%
Condominium                        20               6,406,465.26             2.67%
High Rise Condos                    1                 322,570.77             0.13%
2-4 Family                          8               2,426,973.96             1.01%
Planned Unit Development          159              48,375,090.54            20.15%
------------------------------------------------------------------------------------
                         Total   751            $ 240,102,217.18           100.00%
====================================================================================






                                 Occupancy Types(1)

                              Number of
                               Mortgage        Aggregate Principal       Percent of
     Occupancy Type             Loans           Balance Outstanding     Mortgage Pool
------------------------------------------------------------------------------------
Primary Residence                 726            $231,896,643.67               97%
Investor Property                  11               3,138,473.07                1%
Second Residence                   14               5,067,100.44                2%
------------------------------------------------------------------------------------
                  Total           751            $240,102,217.18           100.00%
=====================================================================================
(1)  Based upon representations of the related mortgagors at the time of origination.





                State Distribution of Mortgaged Properties(1)


                            Number of
                             Mortgage      Aggregate Principal       Percent of
     State                    Loans        Balance Outstanding     Mortgage Pool
---------------------------------------------------------------------------------
   California                      330          $111,881,590.45          46.60%
Colorado                         37            11,561,598.40           4.82%
Florida                          20             5,770,221.53           2.40%
Illinois                         29             8,543,036.26           3.56%
Maryland                         20             5,678,648.92           2.37%
Massachusetts                    17             5,056,229.23           2.11%
Michigan                         24             7,515,384.84           3.13%
Minnesota                        15             5,020,743.67           2.09%
New Jersey                       20             5,875,852.19           2.45%
New York                         17             5,174,610.89           2.16%
Oregon                           17             4,832,116.43           2.01%
Pennsylvania                     23             7,115,197.68           2.96%
Texas                            32             9,878,226.24           4.11%
Washington                       23             6,935,156.44           2.89%
Other (less than 2%)            127            39,263,604.01          16.35%
---------------------------------------------------------------------------------
                     Total      751          $240,102,217.18         100.00%
=================================================================================
(1)  Other includes 24 other states and the District of Columbia with under 2%
     concentration individually.



                          Purpose of Mortgage Loans

                            Number of
                             Mortgage      Aggregate Principal       Percent of
     Loan Purpose             Loans        Balance Outstanding     Mortgage Pool
---------------------------------------------------------------------------------
Purchase                     348             $104,772,327.37          43.64%
Refinance (rate/term)        241               78,572,740.54          32.72%
Refinance (cash out)         162               56,757,149.27          23.64%
---------------------------------------------------------------------------------
                     Total   751             $240,102,217.18         100.00%
=================================================================================




                            Remaining Term of Maturity(1)

                            Number of
   Remaining Term to         Mortgage      Aggregate Principal       Percent of
   Maturity (Months)          Loans        Balance Outstanding     Mortgage Pool
---------------------------------------------------------------------------------
336-330                        557          $182,727,148.53           76.10%
329-320                         67            21,541,598.11            8.97%
319-310                         40            11,863,161.69            4.94%
309-300                         21             6,279,819.35            2.62%
299-290                          5             1,540,863.10            0.64%
289-280                          5             1,379,308.88            0.57%
279-270                          9             4,465,896.34            1.86%
269-260                          8             2,204,183.29            0.92%
259-250                          2               499,256.50            0.21%
243                              1               379,078.45            0.16%
236                              1               223,380.57            0.09%
217                              1               221,550.95            0.09%
215                             12             3,063,070.41            1.28%
214                              5             1,357,207.76            0.57%
213                              1               276,105.95            0.11%
212                              1               424,404.17            0.18%
204                              1               249,436.66            0.10%
187                              1               213,702.69            0.09%
149                              1               236,317.24            0.10%
129                              1               359,285.13            0.15%
125                              1               246,013.66            0.10%
100                              1               128,561.42            0.05%
73                               1               145,084.40            0.06%
33                               1                77,781.93            0.03%
0                                7                     0.00            0.00%
---------------------------------------------------------------------------------
                   Total       751          $240,102,217.18          100.00%
=================================================================================
(1)  As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 325 months.


                                   EXHIBIT 2



          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-7
          ------------------------------------------------------------

Class Information                                Current Payment Information

----------------------------------------------------------------------------------------------------------------------------------
                                    Beginning       Pass Thru     Principal       Interest        Total       Principal  Interest
Type       Class Code   Name        Cert. Bal.      Rate          Dist. Amt.      Dist. Amt.      Dist.       Losses     Shortfalls
----------------------------------------------------------------------------------------------------------------------------------
Senior                  A1         80,011,845.12    6.750000%     1,473,345.46    450,066.63    1,923,412.09       0.00       0.00
                        A2            838,236.05    6.750000%        13,931.03      4,715.08       18,646.11       0.00       0.00
                        A3         17,052,679.76    6.700000%       283,406.27     95,210.80      378,617.06       0.00       0.00
                        A4          2,273,690.71    7.125000%        37,787.50     13,500.04       51,287.54       0.00       0.00
                        A5         15,599,422.57    6.750000%       197,894.89     87,746.75      285,641.64       0.00       0.00
                        A6         29,625,014.22    6.750000%       260,510.21    166,640.70      427,150.92       0.00       0.00
                        A7         22,502,990.00    6.750000%             0.00    126,579.32      126,579.32       0.00       0.00
                        A8         23,103,000.00    6.750000%             0.00    129,954.38      129,954.38       0.00       0.00
                        A9         35,000,000.00    6.750000%             0.00    196,875.00      196,875.00       0.00       0.00
                        PO            190,314.13    0.000000%           231.57          0.00          231.57       0.00       0.00
                        X         226,650,395.40    0.513799%             0.00     97,044.02       97,044.02       0.00       0.00
                        M           7,726,849.68    6.750000%         7,407.74     43,463.53       50,871.27       0.00       0.00
                        B1          3,090,789.05    6.750000%         2,963.14     17,385.69       20,348.83       0.00       0.00
                        B2          2,060,493.38    6.750000%         1,975.40     11,590.28       13,565.67       0.00       0.00
                        B3          1,545,369.54    6.750000%         1,481.55      8,692.70       10,174.25       0.00       0.00
                        B4            686,831.13    6.750000%           658.47      3,863.43        4,521.89       0.00       0.00
                        B5          1,123,373.14    6.750000%         1,076.98     18,376.44       19,453.42  46,010.43       0.00
Residual                AR                  0.00    6.750000%             0.00          0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Totals          -        -        242,430,898.48     -            2,282,670.19  1,471,704.77    3,754,374.97  46,010.43     -
----------------------------------------------------------------------------------------------------------------------------------
Class Information

--------------------------------------------------------------------------------
                                             Ending Cert.          Unpaid
Type             Class Code     Name         Notional Bal.         Interest
--------------------------------------------------------------------------------
Senior                          A1         78,538,499.66              0.00
                                A2            824,305.02              0.00
                                A3         16,769,273.49              0.00
                                A4          2,235,903.21              0.00
                                A5         15,401,527.68              0.00
                                A6         29,364,504.01              0.00
                                A7         22,502,990.00              0.00
                                A8         23,103,000.00              0.00
                                A9         35,000,000.00              0.00
                                PO            190,082.56              0.00
                                X         224,342,004.29              0.00
                                M           7,719,441.94              0.00
                                B1          3,087,825.91              0.00
                                B2          2,058,517.98              0.00
                                B3          1,543,887.99              0.00
                                B4            686,172.66              0.00
                                B5          1,076,285.73              0.00
Residual                        AR                  0.00              0.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Totals            -              -        240,102,217.86     -
--------------------------------------------------------------------------------

                             Payment Date: 05/25/00


          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-7
          ------------------------------------------------------------

Class Information                                Current Payment Information

                                                      Factors per $1,000

------------------------------------------------------------------------------------------------------------------------
                                   Beginning       Pass Thru  CUSIP       Principal     Interest    Ending Cert./
Type        Class Code    Name   Cert. Bal.(Face)  Rate       Numbers       Dist.         Dist.     Notional Bal.
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Senior                     A1     80,011,845.12     6.750000% 12669AMN1     9.822303      3.000444    523.589998
                           A2        838,236.05     6.750000% 12669AMP6     9.287352      3.143385    549.536682
                           A3     17,052,679.76     6.700000% 12669AMQ4     9.287352      3.120101    549.536685
                           A4      2,273,690.71     7.125000% 12669AMR2     9.287352      3.318018    549.536685
                           A5     15,599,422.57     6.750000% 12669AMS0     7.915796      3.509870    616.061107
                           A6     29,625,014.22     6.750000% 12669AMT8     6.202624      3.967636    699.154857
                           A7     22,502,990.00     6.750000% 12669AMU5     0.000000      5.625000  1,000.000000
                           A8     23,103,000.00     6.750000% 12669AMV3     0.000000      5.625000  1,000.000000
                           A9     35,000,000.00     6.750000% 12669AMW1     0.000000      5.625000  1,000.000000
                           PO        190,314.13     0.000000% 12669AMX9     1.182026      0.000000    970.264418
                           X     226,650,395.40     0.513799% 12669AMY7     0.000000      0.290312    671.131253
                           M       7,726,849.68     6.750000% 12669ANA8     0.939224      5.510724    978.744984
                           B1      3,090,789.05     6.750000% 12669ANB6     0.939224      5.510724    978.744983
                           B2      2,060,493.38     6.750000% 12669ANC4     0.939224      5.510724    978.744984
                           B3      1,545,369.54     6.750000% 12669APX6     0.939224      5.510724    978.744981
                           B4        686,831.13     6.750000% 12669APY4     0.939224      5.510724    978.744989
                           B5      1,123,373.14     6.750000% 12669APZ1     0.877497     14.972704    876.932864
Residual                   AR              0.00     6.750000% 12669AMZ4     0.000000      0.000000      0.000000
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
Totals       -             -     242,430,898.48       -            -           -             -           -
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          ------------------------------------------------------------
                             Countrywide Home Loans
               Mortgage Pass-Through Certificates, Series 1998-7
          ------------------------------------------------------------

--------------------------------------------------------------------------------
                             COLLATERAL INFORMATION
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Aggregated stated principal balance  240,102,217.18   240,102,217.18
Aggregated loan count                           751              751
Aggregated average loan rate              7.496606%             7.50
Aggregated prepayment amount           1,801,577.54     1,801,577.54

--------------------------------------------------------------------------------
                                FEES AND ADVANCES
--------------------------------------------------------------------------------
                                                             Total
                                                             -----
Monthly master servicing fees             48,906.98        48,906.98
Monthly sub servicer fees                  2,535.43         2,535.43
Monthly trustee fees                       1,818.23         1,818.23


Aggregate advances                              N/A              N/A
Advances this periods                     22,345.25        22,345.25

--------------------------------------------------------------------------------
                          LOSSES & INSURANCE COVERAGES
--------------------------------------------------------------------------------

                                                             Total
                                                             -----
Net realized losses (this period)         46,010.43        46,010.43
Cumulative losses (from Cut-Off)         127,453.90       127,453.90

Coverage Amounts                                             Total
----------------                                             -----
Bankruptcy                               121,369.00       121,369.00
Fraud                                  5,305,370.05     5,305,370.05
Special Hazard                         3,071,470.05     3,071,470.05


                         Aggregate Certificate Information
   -----------------------------------------------------------------------------
   Class            Aggregate           Aggregate                     Aggregate
   Type            Percentage           Prepay Pct.              End Cert. Bal.
   -----------------------------------------------------------------------------
   Senior          100.000000%            93.298519%            242,430,898.48
   -----------------------------------------------------------------------------
   Junior            0.000000%             6.701481%                      0.00
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          DELINQUENCY INFORMATION
--------------------------------------------------------------------------------
Period                             Loan Count    Ending Stated Balance
------                             ----------    ---------------------
30 to 59 days                           9                 2,655,704.91
60 to 89 days                           0                         0.00
90 or more                              1                   145,206.31
Foreclosure                             1                   297,207.77

Totals:                                11                 3,098,118.99
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                REO INFORMATION
--------------------------------------------------------------------------------
   REO Date        Loan Number     Ending Stated Balance          Book Value
   --------        -----------     ---------------------          ----------
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   N/A              #                   0                            N/A
   Totals:                              0                            N/A

Current Total Outstanding Balance:                                      0.00
Current Total Outstanding Number of Loans:                                 0

--------------------------------------------------------------------------------
                               OTHER INFORMATION
--------------------------------------------------------------------------------
                                  Amount/Withdrawal     Total/Ending Bal.
                                  -----------------     -----------------
Available remittance amount            3,754,374.97          3,754,374.97
Principal remittance amount            2,282,670.19          2,282,670.19
Interest remittance amount             1,471,704.77          1,471,704.77